UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014 (October 24, 2014)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2014, Alexza Pharmaceuticals, Inc. (“Alexza”) and Grupo Ferrer Internacional, S.A. (“Ferrer”) entered into the Third Amendment (the “Amendment”) to the Collaboration, License and Supply Agreement (the “Agreement”) dated as of October 5, 2011, as amended March 5, 2012 and November 26, 2013. Pursuant to the Amendment, Ferrer and Alexza have agreed to eliminate certain future potential milestone payments under the Agreement effective upon the purchase of 2,000,000 shares of Alexza’s common stock by Ferrer in a private placement at a purchase price of $4.00 per share. The purchase of the common stock by Ferrer will be subject to customary closing conditions and is expected to occur not later than October 31, 2014 pursuant to a stock purchase agreement (the “Stock Purchase Agreement”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and the form of the Stock Purchase Agreement, which will be filed as an exhibit to a future periodic report of Alexza.

On October 27, 2014, Alexza issued a press release describing the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided above under Item 1.01 is incorporated into this Item 3.02 by reference.

Upon the closing of the sale of common stock to Ferrer contemplated by the Stock Purchase Agreement, Alexza will receive gross proceeds of approximately $8,000,000.

The Stock Purchase Agreement will contain representations and warranties that each party will make to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Stock Purchase Agreement, including the representations and warranties contained therein, will not be for the benefit of any party other than the parties to such agreement, and will not be intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to such agreement.

The shares of common stock to be issued to Ferrer pursuant to the Stock Purchase Agreement will not be registered at the time of issuance under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Alexza will issue such shares in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act and Regulation D or Regulation S promulgated thereunder. Alexza will rely on the exemption from registration based in part on the representations made by Ferrer, including the representations with respect to Ferrer’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Ferrer’s investment intent with respect to such shares, and appropriate legends will be affixed to the certificates representing such shares. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the securities described herein in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, Alexza’s issuance of securities, the amount of proceeds from the sale of securities and the closing of such sale. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with Ferrer fulfilling its obligation to purchase securities pursuant to the Stock Purchase Agreement, Alexza’s ability to satisfy its conditions to close the sale of such securities and Alexza having adequate authorized shares available to sell to Ferrer subsequent to closing of the transactions contemplated by the Stock Purchase Agreement. All forward-looking statements are qualified in their entirety by this cautionary statement. Alexza is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “Alexza and Ferrer Expand ADASUVE® Partnership” dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: October 27, 2014

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release entitled “Alexza and Ferrer Expand ADASUVE® Partnership” dated October 27, 2014.